Exhibit 99.1

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NYSE Euronext Announces Fourth Quarter and Full-Year 2012 Financial Results

— Fourth Quarter GAAP Diluted EPS of $0.12 vs. $0.43 in Prior Year —

— Non-GAAP Diluted EPS of $0.43 vs. $0.50 Excluding Merger Expenses, Exit Costs and Other Discrete Items —

— Global Leader in IPOs in 2012 for Second Consecutive Year —

— Announced Acquisition by ICE Presents Opportunity to Create Global Player and Risk Management Leader —

— Separate Clearing Agreement with ICE Designed to Ease Transition for Clients —

— $115 Million in Project 14 Savings Achieved in 2012 —

Financial and Operating Highlights1, 2

•	Diluted EPS of $0.43, down from $0.50 in 4Q11

•	Net revenue of $562 million, down 11%, including $4 million negative FX impact

•	Fixed operating expenses of $392 million, down 9% on a constant dollar / portfolio basis

•	Operating income of $170 million, down 20%, including $3 million negative FX impact

•	Repurchased 1.1 million shares at average price of $24.67 in 4Q12 and 17.0 million shares in FY 2012

•	Board declares first quarter 2013 cash dividend of $0.30 per share

[1]	All comparisons versus 4Q11 unless otherwise stated. Excludes merger expenses, exit costs and other discrete items.
[2]	A full reconciliation of our non-GAAP results to our GAAP results is included in the attached tables. See also our statement on non-GAAP financial measures at the end of this earnings release.

NEW YORK – February 5, 2013 – NYSE Euronext (NYX) today reported net income of $28 million, or $0.12 per diluted share, for the fourth quarter of 2012, compared to net income of $110 million, or $0.43 per diluted share, for the fourth quarter of 2011. Financial results for the fourth quarter of 2012 included a higher level of merger and exit costs, reflecting a write-off of clearing investments in connection with the decision to move to ICE Clear, the unwind of BlueNext and merger related expenses. Fourth quarter of 2012 financial results also included costs of $24 million, consisting primarily of the premium paid to former bondholders, to refinance a portion of company debt outstanding. Excluding the impact of these items, net income in the fourth quarter of 2012 was $105 million, or $0.43 per diluted share, compared to $130 million, or $0.50 per diluted share, in the fourth quarter of 2011. For the full-year 2012, excluding the discrete items noted in the tables accompanying this press release, net income was $462 million, or $1.84 per diluted share, compared to net income of $653 million, or $2.48 per diluted share for full-year 2011. Financial results for the full-year 2011 benefited from extreme levels of volatility in the third quarter which drove strong trading volumes across all trading venues, setting new quarterly records for orders and executions. Since the third quarter of 2011 and through 2012, market volatility declined to multi-year lows, driving significant declines in trading volumes.

“Our fourth quarter results reflect both the beneficial actions we took to refinance our debt and rationalize our clearing plans for Liffe in connection with the announced move to ICE Clear,” said Duncan L. Niederauer, CEO, NYSE Euronext. “Along with the continued progress we are making on reducing expenses as part of Project 14, we are focused on building momentum in our business prior to closing the deal with ICE, which we expect to close in the second half of this year. We believe that combining our highly complementary businesses will create a global exchange player with a particularly compelling and diverse global derivatives franchise, and an ‘end-to-end’ multi-asset business that would be very well positioned to compete and serve a global client base, while creating meaningful value for shareholders.”

The table below summarizes the financial results1 for the fourth quarter and full-year of 2012:

				% Δ 4Q12 vs. 4Q11		Full-Year		% Δ FY ‘12 vs. FY ‘11
($ in millions, except EPS)	4Q12	3Q12	4Q11			2012	2011
Total Revenues[2]	$909	$902	$1,054	(14%)		$3,749	$4,552	(18%)

Total Revenues, Less Transaction-Based Expenses[3]	562	559	628	(11%)		2,324	2,672	(13%)
Other Operating Expenses[4]	392	388	416	(6%)		1,581	1,666	(5%)

Operating Income[4]	$170	$171	$212	(20%)		$743	$1,006	(26%)
Net Income[4]	$105	$108	$130	(19%)		$462	$653	(29%)
Diluted Earnings Per Share[4]	$0.43	$0.44	$0.50	(14%)		$1.84	$2.48	(26%)

Operating Margin	30%	31%	34%	(4 ppts	)	32%	38%	(6 ppts	)
Adjusted EBITDA Margin	42%	42%	45%	(3 ppts	)	43%	48%	(5 ppts	)

[1]	A full reconciliation of our non-GAAP results to our GAAP results is included in the attached tables. See also our statement on non-GAAP financial measures at the end of this earnings release.
[2]	Includes activity assessment fees.
[3]	Transaction-based expenses include Section 31 fees, liquidity payments and routing & clearing fees.
[4]	Excludes merger expenses, exit costs and the BlueNext tax settlement.

“Our fourth quarter results were in line with the third quarter, but trailed prior year. The impact of lackluster trading volumes was somewhat mitigated by lower costs and lower share count. Operating expenses declined $24 million, or 6% in the fourth quarter and for the full-year 2012, excluding the impact of currency fluctuations and new business initiatives, core operating expenses were down $115 million from the 2011 expense base of $1,666 million, which far exceeded the initial guidance of $63 million in Project 14 savings,” commented Michael S. Geltzeiler, Group Executive Vice President and CFO, NYSE Euronext. “Furthermore, we are continuing to deliver on our commitment to optimize the business portfolio with the un-wind of BlueNext, the planned sale of all or part of our MCX stake and our decision to move to ICE Clear, which will increase savings and reduce investment costs in 2013.”

FOURTH QUARTER & FULL-YEAR 2012 CONSOLIDATED RESULTS

Total revenues, less transaction-based expenses, which include Section 31 fees, liquidity payments and routing and clearing fees (net revenue), were $562 million in the fourth quarter of 2012, down $66 million, or 11% compared to the fourth quarter of 2011 and included a $4 million negative impact from foreign currency fluctuations. The $62 million decrease in net revenue, on a constant currency basis, compared to the fourth quarter of 2011 was primarily driven by lower average daily volumes (“ADV”), mostly attributable to the derivatives business. For the full-year 2012, net revenue was $2,324 million, a decrease of $348 million, or 13% compared to $2,672 million for full-year 2011 and included a $55 million negative impact from foreign currency fluctuations. The $293 million decrease in net revenue, on a constant currency basis, compared to full-year 2011 was driven primarily by lower ADV, mostly attributable to the derivatives business.

Operating expenses, excluding merger expenses, exit costs and the BlueNext tax settlement were $392 million in the fourth quarter of 2012, down $24 million, or 6% compared to the fourth quarter of 2011. Excluding the impact of new business initiatives and a $1 million positive impact attributable to foreign currency fluctuations, other operating expenses were down $36 million, or 9%, compared to the fourth quarter of 2011. For the full-year 2012, other operating expenses on the same basis were $1,581 million compared to $1,666 million in 2011. Excluding the impact of acquisitions, new initiatives and a $27 million positive impact attributable to foreign currency fluctuations, other operating expenses were down 6% compared to full-year 2011.

For the full-year 2012, Project 14 savings were $115 million, which represents 46% of the total $250 million expected to be saved by the end of 2014, running well above the 25%, or $63 million, originally expected for full-year 2012.

Operating income, excluding merger expenses, exit costs and the BlueNext tax settlement, was $170 million, down $42 million, or 20% compared to the fourth quarter of 2011 and included a $3 million negative impact attributable to foreign currency fluctuations. For the full-year 2012, operating income on the same basis was $743 million, a decrease of $263 million, or 26% compared to $1,006 million for full-year 2011 and included a $28 million negative impact attributable to foreign currency fluctuations.

Adjusted EBITDA, excluding merger expenses, exit costs and the BlueNext tax settlement, was $234 million, down $46 million, or 16% compared to the fourth quarter of 2011. Adjusted EBITDA margin was 42% in the fourth quarter of 2012, compared to 45% in the fourth quarter of 2011. For the full-year 2012, adjusted EBITDA on the same basis was $1,003 million, compared to $1,286 million for full-year 2011 representing a decrease of $283 million, or 22%. Adjusted EBITDA margin for the full-year 2012 was 43% compared to 48% in 2011.

Loss from associates is primarily related to New York Portfolio Clearing. Net (income) loss attributable to non-controlling interest consists primarily of net income attributable to NYSE Amex Options which was partially offset by the net loss attributable to NYSE Liffe U.S.

The effective tax rate for the fourth quarter and full-year 2012, excluding merger expenses, exit costs, direct costs of refinancing and discrete tax items, was 24% compared to approximately 26% for the fourth quarter and full-year 2011 excluding the same items and the BlueNext tax settlement.

The weighted average diluted shares outstanding in the fourth quarter of 2012 was 244 million, down from 262 million in fourth quarter of 2011. During the fourth quarter of 2012, a total of 1.1 million shares were repurchased at an average price of $24.67 per share and for the full-year 2012, a total of 17.0 million shares were repurchased at an average price of $26.55.

At December 31, 2012, total debt was $2.5 billion. Total debt includes $0.4 billion remaining from the 4.8% June 2013 notes which we expect to retire in the second quarter of 2013. Cash, cash equivalents and short term financial investments (including $99 million related to Section 31 fees collected from market participants and due to the SEC) were $0.4 billion and net debt was $2.1 billion at the end of the fourth quarter of 2012. The ratio of debt-to-EBITDA at the end of the fourth quarter of 2012 was 2.5.

On October 5, 2012, NYSE Euronext closed on its public offering of $850 million 2.00% notes due in October 2017. The proceeds from this offering were used to fund the tender of $336 million of our outstanding $750 million 4.80% notes due in June 2013 and €80 million of our €1 billion 5.375% notes due in June 2015 and for other general corporate purposes, including the reduction in outstanding commercial paper. As a result of the refinancing, recurring interest expense declined by approximately $1 million in the fourth quarter of 2012.

Total capital expenditures were $66 million in the fourth quarter of 2012 and $191 million for the full-year 2012.

Headcount as of December 31, 2012 of 3,079 was slightly above year-end 2011 with the addition of 99 employees from the acquisition of Corpedia in June of 2012 and increased staff for the UK derivatives clearing initiative.

The Board of Directors declared a cash dividend of $0.30 per share for the first quarter of 2013. The first quarter 2013 dividend is payable on March 28, 2013 to shareholders of record as of the close of business on March 14, 2013. The anticipated ex-date will be March 12, 2013.

FULL-YEAR 2013 GUIDANCE (NON-GAAP)

For the full-year 2013, management is providing the following guidance:

•

We are guiding total operating expenses to decline to approximately $1,525 million on a reported basis at constant currency rates. When compared to Project 14 goals and the 2011 expense base of $1,666 million, we expect core operating expenses, on a constant currency basis and excluding discrete investments, to be approximately $1,465 million, which is about $200 million below the 2011 base.

•	The debt refinancing in the fourth quarter of 2012, is expected to save an annualized $15 million and $24 million in interest expense in 2013 and 2014, respectively.

•	The anticipated effective tax rate is expected to be between 24% and 25%.

•	The ratio of debt-to-EBITDA is expected to be at, or below 2.0X in 2013, declining from 2.5X in 2012.

•	Total capital expenditures are expected to be approximately $150 million.

FOURTH QUARTER & FULL-YEAR 2012 SEGMENT RESULTS

Below is a summary of business segment results:

	Derivatives			Cash Trading & Listings			Info. Svcs. & Tech. Solutions
($ in millions)	Net Revenue[1]	Operating Income[2]	Adjusted EBITDA[2]	Net Revenue[1]	Operating Income[2]	Adjusted EBITDA[2]	Revenue	Operating Income[2]	Adjusted EBITDA[2]
4Q12	$160	$63	$72	$282	$100	$141	$120	$35	$49
3Q12	$164	$68	$78	$282	$104	$145	$113	$23	$36
4Q11	$186	$86	$96	$315	$125	$168	$127	$31	$46

FY 2012	$682	$295	$334	$1,168	$450	$617	$473	$113	$167
FY 2011	$861	$473	$523	$1,323	$533	$715	$490	$126	$174

[1]	Net revenue defined as total revenues less transaction-based expenses including Section 31 fees, liquidity payments and routing & clearing fees.
[2]	Excludes merger expenses, exit costs and the BlueNext tax settlement.

DERIVATIVES

Derivatives net revenue of $160 million in the fourth quarter of 2012 decreased $26 million, or 14% compared to the fourth quarter of 2011 and included a $1 million positive impact from foreign currency fluctuations. The $27 million decrease in derivatives net revenue, on a constant currency basis, compared to the fourth quarter of 2011, was driven by lower ADV. For the full-year 2012, Derivatives net revenue of $682 million decreased $179 million, or 21%, and included a $12 million negative impact from foreign currency fluctuations. The $167 million decrease in net revenue, on a constant currency basis, compared to full-year 2011 was driven by a decline in ADV.

•

IntercontinentalExchange and NYSE Euronext announced that ICE Clear Europe Limited and LIFFE Administration and Management have entered into a clearing services agreement pursuant to which ICE Clear Europe will provide clearing services to the London market of NYSE Liffe.

•	İstanbul Menkul Kiymetler Borsasi (IMKB) and NYSE Liffe, announced the launch of futures and options contracts based on some of the constituents of the IMKB 30 Index.

•

NYSE Liffe announced the expansion of Bclear, NYSE Liffe’s trade confirmation, administration and clearing service, with the introduction of Fixed Income products. The new contracts available through Bclear will be Three Month Euro (Euribor) Futures, Three Month Sterling (Short Sterling) Futures and Long Gilt Futures.

•	In 2012, NYSE Amex Options and NYSE Arca Options reached their highest combined market share of 28.5% in October, retaining the #1 or #2 position in U.S. equity options.

•

The new NYSE Liffe U.S. futures contracts based on the DTCC GCF Repo Index® were named ‘New Contract of the Year’ in Interest Rates by Futures and Options Week (FOW) Magazine at the 2012 FOW International Awards in London. Since launch in mid-July 2012, NYSE Liffe U.S. has traded more than 375,000 total contracts valued at nearly $2 trillion as of December 17. Momentum continues to grow for GCF Repo futures with a new daily volume record set on January 18th of 17,556 lots traded.

CASH TRADING AND LISTINGS

Cash Trading and Listings net revenue of $282 million in the fourth quarter of 2012 decreased $33 million, or 10% compared to the fourth quarter of 2011 and included a $3 million negative impact from foreign currency fluctuations. The $30 million decrease in net revenue, on a constant currency basis, compared to the fourth quarter of 2011 was primarily driven by lower ADV. For the full-year 2012, Cash Trading and Listings net revenue of $1,168 million decreased $155 million, or 12%, and included a $29 million negative impact from foreign currency fluctuations. The $126 million decrease in net revenue, on a constant currency basis, compared to full-year 2011 was driven primarily by a decline in ADV.

•

NYSE Euronext was ranked #1 in initial public offerings (IPOs) globally for the second consecutive year. NYSE Euronext raised $37 billion in total global proceeds on 120 IPOs. In the U.S., NYSE Euronext led the market with 79 IPOs and 17 transfers. NYSE Euronext has steadily captured share in technology-based IPOs. NYSE Euronext listed 53% of the technology IPOs in the U.S., including Exact Target Inc. (NYSE: ET), Millennial Media Inc. (NYSE: MM), Palo Alto Networks (NYSE:PANW), Service Now Inc (NYSE: NOW), Workday (NYSE: WDAY) and Yelp Inc. (NYSE: YELP).

•

In 2012, 17 companies moved or announced transfer to NYSE Euronext’s U.S. markets (15 to NYSE, 2 to NYSE MKT) with six departures from the NYSE and three from NYSE MKT. Of the 15 companies that moved or announced transfer to the NYSE in 2012, three were among the top 100 largest companies by market capitalization listed on Nasdaq – Infosys Ltd. (NYSE: INFY), TD Ameritrade Holding Corporation (NYSE: AMTD) and Teva Pharmaceutical Industries Ltd. (NYSE: TEVA). Both Teva and Infosys were previously in the Nasdaq-100 Index.

•

In 2012, NYSE Euronext welcomed 25 listings in Europe from a variety of sectors including healthcare, consumer goods, technology and telecommunications, raising total IPO proceeds of €2.7 billion ($3.5 billion) and representing an aggregate market capitalization of €22.8 billion ($30 billion). Key listings on NYSE Euronext’s European platforms included: Ziggo (Euronext: ZIGGO), the Dutch cable operator launched NYSE Euronext’s largest European IPO in 2012 on NYSE Euronext in Amsterdam, D.E. Masterblenders 1753 (Euronext: DE), the spin-off from ex-Sara Lee Corp, also listed on NYSE Euronext in Amsterdam; Groupe Eurotunnel (Euronext: GET), the first company to be admitted to trading on NYSE Euronext in London and BTG Pactual (Alternext: BTGP), Brazil’s largest investment bank listed on NYSE Alternext in Amsterdam.

•

LCH.Clearnet SA, the Paris-based clearing house of LCH.Clearnet Group, and NYSE Euronext jointly announced an agreement on the main terms and conditions of a six year clearing contract with respect to NYSE Euronext’s continental cash equities markets. The new agreement commenced on January 1, 2013 and will run through 2018. Under the new contract, LCH.Clearnet SA has further reduced clearing fees for clearing members by 20%.

•

European cash market share (value traded) in NYSE Euronext’s four core markets was 66% in the fourth quarter of 2012, in-line with the fourth quarter of 2011, but down from 68% in the third quarter of 2012.

INFORMATION SERVICES AND TECHNOLOGY SOLUTIONS

Information Services and Technology Solutions revenue was $120 million in the fourth quarter of 2012, a decrease of $7 million, or 6% compared to the fourth quarter of 2011 and included a $2 million negative impact from foreign currency fluctuations. Revenue in the fourth quarter of 2012, however, increased $7 million, or 7% compared to the third quarter of 2012 which included a $2 million positive impact from foreign currency fluctuations. Operating margin for the fourth quarter of 2012 returned to 29% from 20% in the third quarter of 2012 and 24% in the fourth quarter of 2011. For the full-year 2012, Information Services and Technology Solutions revenue of $473 million decreased $17 million, or 3%, and included a $14 million negative impact from foreign currency fluctuations. The $3 million decrease in revenue, on a constant currency basis, compared to full-year 2011 was driven by the challenging environment for financial services technology sales which has delayed client decisions on purchases of software and connectivity services. Highlights for the fourth quarter of 2012 included:

•

Russell Indexes, a leading global index provider and NYSE Euronext, one of the world’s premier exchange operators and technology innovators, announced a global alliance which includes the transition of RussellTick, an index feed for real-time, intra-day values for the Russell family of indexes in the U.S. and globally, to NYSE Technologies’ Global Index Feed (GIF) protocol and extensive global distribution. The migration of RussellTick to NYSE Technologies’ GIF protocol makes Russell the first major index family distributed through the global Secure Financial Transaction Infrastructure® (SFTI®) network. The alliance also includes a commitment to develop additional joint global services and products, such as new index-based options. Approximately $3.9 trillion in assets are currently benchmarked to the Russell Indexes globally.

•

Americas Trading Group (ATG) announced the formation of a new company that will develop a liquidity center targeting the Brazilian exchange market called Americas Trading System Brasil, or ATS Brasil. Utilizing trading solutions developed by NYSE Technologies, the technology unit of NYSE Euronext, ATS Brasil will offer customers a new equities matching platform in Latin America. ATG will maintain the controlling interest as well as operational management of the company with NYSE Technologies as a minority shareholder and the core technology provider.

•

NYSE Technologies announced the continued expansion of its Secure Financial Transaction Infrastructure (SFTI) in Asia with the introduction of two access centers located in Hong Kong. Customers now, for the first time, have direct access to the SFTI network, allowing them to connect to the NYSE Euronext capital markets community and all other major international trading venues.

•

NYSE Technologies announced the launch of the OpenMAMA Enterprise Edition as a part of its Open Platform. The OpenMAMA Enterprise Edition is a commercial offering that is a fully supported, tested and certified distribution of the industry standard Open Source Middleware Agnostic Messaging API (OpenMAMA1). It provides an open, vendor-neutral integration layer for a variety of middleware systems, including NYSE Technologies Data FabricSM.

•

NYSE Technologies announced the addition of the Appia Business Center, a management interface that allows front-end users to configure FIX infrastructure without special coding, to its FIX capabilities. With the new Appia Business Center, business users can build, maintain, and monitor their FIX infrastructure without the help of specialists to on-board new clients, communicate with new matching engines, or implement new rules.

# # #

The accompanying tables include information integral to assessing the Company’s financial performance.

Analyst / Investor / Media Call: February 5, 2013 at 8:00 a.m. (NY / ET) / 2:00 p.m. (Paris / CET)

A presentation and live audio webcast of the fourth quarter and full-year 2012 earnings conference call will be available on the Investor Relations section of NYSE Euronext’s website, http://www.nyseeuronext.com/ir. Those wishing to listen to the live conference via telephone should dial-in at least ten minutes before the call begins. An audio replay of the conference call will be available approximately one hour after the call on the Investor Relations section of NYSE Euronext’s website, http://www.nyseeuronext.com/ir or by dial-in beginning approximately two hours following the conclusion of the live call.

Live Dial-in Information:

United States: 866.203.2528

International: 617.213.8847

Passcode: 11676007

Replay Dial-in Information:

United States: 888.286.8010

International: 617.801.6888

Passcode: 41798941

Non-GAAP Financial Measures

To supplement NYSE Euronext’s consolidated financial statements prepared in accordance with GAAP and to better reflect period-over-period comparisons, NYSE Euronext uses non-GAAP financial measures of performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure, calculated and presented in accordance with GAAP. Non-GAAP financial measures do not replace and are not superior to the presentation of GAAP financial results, but are provided to (i) present the effects of certain merger expenses, exit costs, disposal activities, the BlueNext tax settlement, debt refinancing costs and discrete tax items, and (ii) improve overall understanding of NYSE Euronext’s current financial performance and its prospects for the future. Specifically, NYSE Euronext believes the non-GAAP financial results provide useful information to both management and investors regarding certain additional financial and business trends relating to financial condition and operating results. In addition, management uses these measures for reviewing financial results and evaluating financial performance. The non-GAAP adjustments for all periods presented are based upon information and assumptions available as of the date of this release.

•	NYSE Euronext Earnings News Release with Tables and Operating Data

About NYSE Euronext NYSE Euronext

(NYX) is a leading global operator of financial markets and provider of innovative trading technologies. The company’s exchanges in Europe and the United States trade equities, futures, options, fixed-income and exchange-traded products. With approximately 8,000 listed issues (excluding European Structured Products), NYSE Euronext’s equities markets – the New York Stock Exchange, NYSE Euronext, NYSE MKT, NYSE Alternext and NYSE Arca – represent one-third of the world’s equities trading, the most liquidity of any global exchange group. NYSE Euronext also operates NYSE Liffe, one of the leading European derivatives businesses and the world’s second-largest derivatives business by value of trading. The company offers comprehensive commercial technology, connectivity and market data products and services through NYSE Technologies. NYSE Euronext is in the S&P 500 index. For more information, please visit: http://www.nyx.com.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This communication contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should carefully read forward-looking statements, including statements that contain these words, because they discuss our future expectations or state other “forward-looking” information. Forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. ICE and NYSE Euronext caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement.

Forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger involving ICE and NYSE Euronext, including future financial results, ICE’s and NYSE Euronext’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in ICE’s and NYSE Euronext’s filings with the U.S. Securities and Exchange Commission (the “SEC”). These risks and uncertainties include, without limitation, the following: the inability to close the merger in a timely manner; the inability to complete the merger due to the failure of NYSE Euronext stockholders to adopt the merger agreement or the failure of ICE stockholders to approve the issuance of ICE common stock in connection with the merger; the failure to satisfy other conditions to completion of the merger, including receipt of required regulatory and other approvals; the failure of the proposed transaction to close for any other reason; the possibility that any of the anticipated benefits of the proposed transaction will not be realized; the risk that integration of NYSE Euronext’s operations with those of ICE will be materially delayed or will be more costly or difficult than expected; the challenges of integrating and retaining key employees; the effect of the announcement of the transaction on ICE’s, NYSE Euronext’s or the combined company’s respective business relationships, operating results and business generally; the possibility that the anticipated synergies and cost savings of the merger will not be realized, or will not be realized within the expected time period; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; general competitive, economic, political and market conditions and fluctuations; actions taken or conditions imposed by the United States and foreign governments or regulatory authorities; and adverse outcomes of pending or threatened litigation or government investigations. In addition, you should carefully consider the risks and uncertainties and other factors that may affect future results of the combined company, as will be described in the section entitled “Risk Factors” in the joint proxy statement/prospectus to be delivered to ICE’s and NYSE Euronext’s respective shareholders, and as described in ICE’s and NYSE Euronext’s respective filings with the SEC that are available on the SEC’s web site located at www.sec.gov, including the sections entitled “Risk Factors” in ICE’s Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC on February 8, 2012, and ICE’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2012, as filed with the SEC on August 1, 2012, and September 30, 2012, as filed with the SEC on November 5, 2012, and “Risk Factors” in NYSE Euronext’s Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC on February 29, 2012, and NYSE Euronext’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, as filed with the SEC on May 4, 2012, and September 30, 2012, as filed with the SEC on November 8, 2012. You should not place undue reliance on forward-looking statements, which speak only as of the date of this communication. Except for any obligations to disclose material information under the Federal securities laws, NYSE Euronext undertakes no obligation to publicly update any forward-looking statements to reflect events or circumstances after the date of this communication.

IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND WHERE TO FIND IT

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction, ICE has filed with the SEC a registration statement on Form S-4, which includes a joint proxy statement/prospectus with respect to the proposed acquisition of NYSE Euronext. The final joint proxy statement/prospectus will be delivered to the stockholders of ICE and NYSE Euronext. INVESTORS AND SECURITY HOLDERS OF BOTH ICE AND NYSE EURONEXT ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION CAREFULLY AND IN ITS ENTIRETY, INCLUDING ANY DOCUMENTS PREVIOUSLY FILED WITH THE SEC AND INCORPORATED BY REFERENCE INTO THE JOINT PROXY STATEMENT/PROSPECTUS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING ICE, NYSE EURONEXT AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about ICE and NYSE Euronext, without charge, at the SEC’s website at http://www.sec.gov. Investors may also obtain these documents, without charge, from ICE’s website at http://www.theice.com and from NYSE Euronext’s website at http://www.nyx.com

PARTICIPANTS IN THE MERGER SOLICITATION

ICE, NYSE Euronext and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement.

You can find information about ICE and ICE’s directors and executive officers in ICE’s Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC on February 8, 2012, and ICE’s proxy statement for its 2012 annual meeting of stockholders, as filed with the SEC on March 30, 2012.

You can find information about NYSE Euronext and NYSE Euronext’s directors and executive officers in NYSE Euronext’s Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC on February 29, 2012, and NYSE Euronext’s proxy statement for its 2012 annual meeting of stockholders, filed with the SEC on March 26, 2012.

Additional information about the interests of potential participants will be included in the joint proxy statement/prospectuses, when it becomes available, and the other relevant documents filed by ICE and NYSE Euronext with the SEC.

NYSE Euronext

Condensed consolidated statements of income (unaudited)

(in millions, except per share data)

	Three months ended			Year ended Dec. 31,
	Dec. 31, 2012	Sept. 30, 2012	Dec. 31, 2011	2012	2011

Revenues
Transaction and clearing fees	$565	$570	$701	$2,393	$3,162
Market data	85	85	90	348	371
Listing	114	112	112	448	446
Technology services	87	81	95	341	358
Other revenues	58	54	56	219	215

Total revenues	909	902	1,054	3,749	4,552
Transaction-based expenses:
Section 31 fees	75	74	84	301	371
Liquidity payments, routing and clearing	272	269	342	1,124	1,509

Total revenues, less transaction-based expenses	562	559	628	2,324	2,672

Other operating expenses
Compensation	144	145	159	601	638
Depreciation and amortization	64	64	68	260	280
Systems and communications	43	44	45	176	188
Professional services	81	76	80	299	299
Selling, general and administrative	60	59	106	245	303
Merger expenses and exit costs	73	18	46	134	114

Total other operating expenses	465	406	504	1,715	1,822

Operating income	97	153	124	609	850
Net interest and investment income (loss)	(52)	(28)	(28)	(136)	(116)
Loss from associates	(3)	(2)	(4)	(8)	(9)
Net loss on disposal activities	—	—	—	(2)	—
Other income (loss)	3	1	—	7	—

Income before income taxes	45	124	92	470	725
Income tax (provision) benefit	(14)	(12)	4	(105)	(122)

Net income	31	112	96	365	603
Net (income) loss attributable to noncontrolling interest	(3)	(4)	14	(17)	16

Net income attributable to NYSE Euronext	$28	$108	$110	$348	$619

Basic earnings per share attributable to NYSE Euronext	$0.12	$0.44	$0.43	$1.39	$2.37
Diluted earnings per share attributable to NYSE Euronext	$0.12	$0.44	$0.43	$1.39	$2.36

Basic weighted average shares outstanding	243	246	260	250	261
Diluted weighted average shares outstanding	244	247	262	250	263

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

	Three months ended			Year ended Dec. 31,
Non-GAAP Reconciliation	Dec. 31, 2012	Sept. 30, 2012	Dec. 31, 2011	2012	2011

Income (loss) before income taxes - GAAP	$45	$124	$92	$470	$725
Excluding:
Merger expenses and exit costs	73	18	46	134	114
Debt refinancing costs	24	—	—	24	—
BlueNext tax settlement	—	—	42	—	42
Net loss on disposal activities	—	—	—	2	—

Income before income taxes - as adjusted	142	142	180	630	881
Income tax provision	(34)	(30)	(47)	(151)	(227)

Net income - as adjusted	108	112	133	479	654
Net (income) loss attributable to noncontrolling interest	(3)	(4)	14	(17)	16
Excluding:
Noncontrolling interest impact on BlueNext tax settlement	—	—	(17)	—	(17)

Net income attributable to NYSE Euronext - as adjusted	$105	$108	$130	$462	$653

Diluted earnings per share attributable to NYSE Euronext	$0.43	$0.44	$0.50	$1.84	$2.48

NYSE Euronext

Segment Results (unaudited)

(in millions)

		Three months ended					Three months ended
		December 31, 2012					December 31, 2011
		Derivatives	Cash Trading and Listings	Information Services and Technology Solutions	Corporate and Eliminations	Consolidated	Derivatives	Cash Trading and Listings	Information Services and Technology Solutions	Corporate and Eliminations	Consolidated
Revenues
Transaction and clearing fees		$198	$367	$—	$—	$565	$221	$480	$—	$—	$701
Market data		10	42	33	—	85	13	46	31	—	90
Listing		—	114	—	—	114	—	112	—	—	112
Technology services		—	—	87	—	87	—	—	96	(1)	95
Other revenues		13	45	—	—	58	10	45	—	1	56

Total revenues		221	568	120	—	909	244	683	127	—	1,054
Transaction-based expenses:
Section 31 fees		—	75	—	—	75	—	84	—	—	84
Liquidity payments, routing and clearing		61	211	—	—	272	58	284	—	—	342

Total revenues, less transaction-based expenses		160	282	120	—	562	186	315	127	—	628
Depreciation and amortization	[a]	9	41	14	—	64	10	43	15	—	68
BlueNext tax settlement	[b]	—	—	—	—	—	—	42	—	—	42
Merger expenses and exit costs (M&E)	[c]	12	13	6	42	73	—	8	—	38	46
Other operating expenses		88	141	71	28	328	90	147	81	30	348

Operating income - GAAP	[d]	$51	$87	$29	$(70)	$97	$86	$75	$31	$(68)	$124

Operating income excluding M&E	[d] + [c] + [b]	$63	$100	$35	$(28)	$170	$86	$125	$31	$(30)	$212

Adjusted EBITDA	[d] + [c] + [b] + [a]	$72	$141	$49	$(28)	$234	$96	$168	$46	$(30)	$280

Operating margin excluding M&E & BlueNext tax settlement		39%	35%	29%	N/M	30%	46%	40%	24%	N/M	34%
Adjusted EBITDA margin		45%	50%	41%	N/M	42%	52%	53%	36%	N/M	45%

		Year ended					Year ended
		December 31, 2012					December 31, 2011
		Derivatives	Cash Trading and Listings	Information Services and Technology Solutions	Corporate and Eliminations	Consolidated	Derivatives	Cash Trading and Listings	Information Services and Technology Solutions	Corporate and Eliminations	Consolidated
Revenues
Transaction and clearing fees		$821	$1,572	$—	$—	$2,393	$1,046	$2,116	$—	$—	$3,162
Market data		43	173	132	—	348	48	193	130	—	371
Listing		—	448	—	—	448	—	446	—	—	446
Technology services		—	—	341	—	341	—	—	360	(2)	358
Other revenues		46	172	—	1	219	41	174	—	—	215

Total revenues		910	2,365	473	1	3,749	1,135	2,929	490	(2)	4,552
Transaction-based expenses:
Section 31 fees		—	301	—	—	301	—	371	—	—	371
Liquidity payments, routing and clearing		228	896	—	—	1,124	274	1,235	—	—	1,509

Total revenues, less transaction-based expenses		682	1,168	473	1	2,324	861	1,323	490	(2)	2,672
Depreciation and amortization	[a]	39	167	54	—	260	50	182	48	—	280
BlueNext tax settlement	[b]	—	—	—	—	—	—	42	—	—	42
Merger expenses and exit costs (M&E)	[c]	33	28	18	55	134	3	19	4	88	114
Other operating expenses		348	551	306	116	1,321	338	608	316	124	1,386

Operating income - GAAP	[d]	$262	$422	$95	$(170)	$609	$470	$472	$122	$(214)	$850

Operating income excluding M&E	[d] + [c] + [b]	$295	$450	$113	$(115)	$743	$473	$533	$126	$(126)	$1,006

Adjusted EBITDA	[d] + [c] + [b] + [a]	$334	$617	$167	$(115)	$1,003	$523	$715	$174	$(126)	$1,286

Operating margin excluding M&E & BlueNext tax settlement		43%	39%	24%	N/M	32%	55%	40%	26%	N/M	38%
Adjusted EBITDA margin		49%	53%	35%	N/M	43%	61%	54%	36%	N/M	48%

N/M = Not meaningful	We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

NYSE Euronext

Fixed operating expenses (unaudited)

(in millions)

Expense Base Development on a Constant $ / Constant Portfolio Basis

Fixed operating expenses for the three months ended December 31, 2012 - GAAP	$465
Less:
Merger expenses and exit costs	(73)

	$392
Excluding the impact of:
Currency translation	1
New business initiatives	(13)

Fixed operating expenses for the three months ended December 31, 2012 - as adjusted	$380	[a]

Fixed operating expenses for the three months ended December 31, 2011 - GAAP	$504
Less:
Merger expenses and exit costs	(46)
BlueNext tax settlement	(42)

	$416	[b]

Variance ($)	$(36)	[a] - [b] = [c]

Variance (%)	-9%	[c] / [b]

Fixed operating expenses for the year ended December 31, 2012 - GAAP	$1,715
Less:
Merger expenses and exit costs	(134)

	$1,581
Excluding the impact of:
Currency translation	27
New business initiatives	(42)

Fixed operating expenses for the year ended December 31, 2012 - as adjusted	$1,566	[a]

Fixed operating expenses for the year ended December 31, 2011 - GAAP	$1,822
Less:
Merger expenses and exit costs	(114)
BlueNext tax settlement	(42)

	$1,666	[b]

Variance ($)	$(100)	[a] - [b] = [c]

Variance (%)	-6%	[c] / [b]

Expense Base Development Versus Project 14 Cost Savings Plan

Fixed operating expenses for the year ended December 31, 2012 - GAAP	$1,715
Less:
Merger expenses and exit costs	(134)
New business initiatives	(44)
Currency translation(1)	14

Fixed operating expenses for the year ended December 31, 2012 - as adjusted	$1,551	[a]

Fixed operating expenses for the year ended December 31, 2011 - GAAP	$1,822
Less:
Merger expenses and exit costs	(114)
BlueNext tax settlement	(42)

Fixed operating expenses for the year ended December 31, 2011 - as adjusted	$1,666	[b]

Year to Date Project 14 Cost Savings - ($)	$115	[b]-[a] = [c]

Year to Date Project 14 Cost Savings - (%)	7%	[c] / [b]

Project 14 Cost Savings to date as % of total $250 million plan	46%

(1)	We measure the Project 14 cost savings utilizing constant currency rates of $1.35 for the Euro and $1.60 for the Pound Sterling.

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

NYSE Euronext

Condensed consolidated statements of financial condition (unaudited)

(in millions)

	December 31,
	2012	2011
Assets
Current assets:
Cash, cash equivalents, and short term financial investments	$380	$432
Accounts receivable, net	405	497
Deferred income taxes	67	108
Other current assets	156	152

Total current assets	1,008	1,189

Property and equipment, net	948	963
Goodwill	4,163	4,027
Other intangible assets, net	5,783	5,697
Deferred income taxes	74	594
Other assets	580	637

Total assets	$12,556	$13,107

Liabilities and equity
Accounts payable and accrued expenses	$824	$992
Deferred revenue	138	130
Short term debt	454	39
Deferred income taxes	—	23

Total current liabilities	1,416	1,184

Long term debt	2,055	2,036
Deferred income taxes	1,435	1,900
Accrued employee benefits	602	620
Deferred revenue	378	371
Other liabilities	27	63

Total liabilities	5,913	6,174

Redeemable noncontrolling interest	274	295

Equity	6,369	6,638

Total liabilities and equity	$12,556	$13,107

NYSE Euronext

Selected Statistical Data:

Volume Summary

	Average Daily Volume					Total Volume					Average Daily Volume			Total Volume
(Unaudited)	4Q12	3Q12	% Δ 4Q12 vs. 3Q12	4Q11	% Δ 4Q12 vs. 4Q11	4Q12	3Q12	% Δ 4Q12 vs. 3Q12	4Q11	% Δ 4Q12 vs. 4Q11	FY 2012	FY 2011	% Δ	FY 2012	FY 2011	% Δ

Number of Trading Days - European Cash	64	65		64		64	65		64		256	257		256	257
Number of Trading Days - European Derivatives	64	65		64		64	65		64		257	257		257	257
Number of Trading Days - U.S. Markets	62	63		63		62	63		63		250	252		250	252

European Derivatives Products (contracts in thousands)	3,534	3,383	4.5%	3,615	-2.3%	226,159	219,866	2.9%	231,383	-2.3%	3,719	4,469	-16.8%	955,802	1,148,498	-16.8%
of which Bclear	1,190	829	43.6%	868	37.1%	76,142	53,856	41.4%	55,525	37.1%	1,103	1,141	-3.3%	283,554	293,243	-3.3%
Avg. Net Revenue Per Contract (ex. Bclear)	$0.673	$0.657	2.4%	$0.698	-3.6%	$0.673	$0.657	2.4%	$0.698	-3.6%
Avg. Net Revenue Per Contract (ex. Bclear) - Currency Neutral	$0.673	$0.667	0.9%	$0.713	-5.6%	$0.673	$0.667	0.9%	$0.713	-5.6%

Total Interest Rate Products[1]	1,562	1,731	-9.8%	1,802	-13.3%	99,978	112,531	-11.2%	115,305	-13.3%	1,754	2,250	-22.0%	450,896	578,255	-22.0%

Short Term Interest Rate Products	1,406	1,583	-11.2%	1,668	-15.7%	89,977	102,912	-12.6%	106,737	-15.7%	1,602	2,111	-24.1%	411,806	542,541	-24.1%
Medium and Long Term Interest Rate Products	156	148	5.6%	134	16.7%	10,001	9,619	4.0%	8,568	16.7%	152	139	9.5%	39,089	35,714	9.5%

Total Equity Products[2]	1,875	1,551	20.9%	1,742	7.6%	120,005	100,803	19.0%	111,480	7.6%	1,875	2,138	-12.3%	481,969	549,513	-12.3%

Individual Equity Products	1,430	1,100	30.0%	1,215	17.7%	91,542	71,513	28.0%	77,775	17.7%	1,398	1,560	-10.4%	359,382	401,004	-10.4%
Futures	1,049	696	50.6%	707	48.3%	67,140	45,265	48.3%	45,273	48.3%	959	974	-1.6%	246,542	250,442	-1.6%
Options	381	404	-5.6%	508	-24.9%	24,402	26,248	-7.0%	32,503	-24.9%	439	586	-25.1%	112,841	150,562	-25.1%
Equity Index Products	445	451	-1.3%	527	-15.6%	28,463	29,290	-2.8%	33,705	-15.6%	477	578	-17.5%	122,587	148,509	-17.5%

of which Bclear	1,190	829	43.6%	868	37.1%	76,142	53,856	41.4%	55,525	37.1%	1,103	1,141	-3.3%	283,554	293,243	-3.3%
Individual Equity Products	1,106	754	46.7%	789	40.2%	70,803	49,014	44.5%	50,508	40.2%	1,027	1,060	-3.1%	263,840	272,384	-3.1%
Futures	1,038	670	54.9%	698	48.8%	66,435	43,560	52.5%	44,658	48.8%	938	959	-2.2%	240,967	246,425	-2.2%
Options	68	84	-18.7%	91	-25.3%	4,368	5,454	-19.9%	5,850	-25.3%	89	101	-11.9%	22,873	25,959	-11.9%
Equity Index Products	83	74	12.0%	78	6.4%	5,339	4,842	10.3%	5,017	6.4%	77	81	-5.5%	19,714	20,858	-5.5%

Commodity Products	97	100	-4.0%	72	34.3%	6,176	6,532	-5.4%	4,598	34.3%	89	81	10.6%	22,937	20,730	10.6%

U.S. Derivatives Products (contracts in thousands)
Avg. Net Revenue Per Contract (ex. Liffe U.S. volumes)	$0.142	$0.144	-1.4%	$0.148	-4.1%	$0.142	$0.144	-1.4%	$0.148	-4.1%

Equity Options Contracts[3]	4,000	3,533	13.2%	4,286	-6.7%	248,007	222,578	11.4%	270,024	-8.2%	3,893	4,406	-11.6%	973,140	1,110,193	-12.3%
Total Consolidated Options Contracts	14,318	13,812	3.7%	15,497	-7.6%	887,740	870,150	2.0%	976,280	-9.1%	14,727	16,764	-12.2%	3,681,821	4,224,605	99.8%
Share of Total Consolidated Options Contracts	27.9%	25.6%		27.7%		27.9%	25.6%		27.7%		26.4%	26.3%		26.4%	26.3%

NYSE Liffe U.S.

Futures and Futures Options Volume*	55.2	66.4	-16.8%	91.2	-39.4%	3,591.0	4,247.6	-15.5%	5,837.8	-38.5%	72.7	81.2	-10.4%	18,769.2	20,937.6	-10.4%

European Cash Products (trades in thousands)	1,179	1,318	-10.6%	1,585	-25.6%	75,457	85,695	-11.9%	101,450	-25.6%	1,445	1,711	-15.5%	370,013	439,717	-15.9%
Avg. Net Revenue Per Transaction	$0.583	$0.537	8.6%	$0.582	0.2%	$0.583	$0.537	8.6%	$0.582	0.2%
Avg. Net Revenue Per Transaction - Currency Neutral	$0.583	$0.556	4.9%	$0.560	4.1%	$0.583	$0.556	4.9%	$0.560	4.1%

Equities	1,134	1,272	-10.9%	1,522	-25.5%	72,560	82,698	-12.3%	97,434	-25.5%	1,396	1,644	-15.1%	357,365	422,517	-15.4%
Exchange-Traded Funds	12	13	-5.5%	20	-40.5%	762	819	-6.9%	1,281	-40.5%	13	21	-35.0%	3,412	5,270	-35.2%
Structured Products	28	28	-2.3%	38	-27.4%	1,760	1,831	-3.8%	2,426	-27.4%	31	41	-25.7%	7,886	10,649	-26.0%
Bonds	6	5	9.4%	5	21.0%	375	348	7.7%	309	21.0%	5	5	5.8%	1,350	1,281	5.3%

U.S. Cash Products (shares in millions)	1,551	1,583	-2.1%	2,133	-27.3%	96,158	99,758	-3.6%	134,373	-28.4%	1,685	2,283	-26.2%	421,338	575,223	-26.8%
Avg. Net Revenue Per 100 Shares Handled	$0.0399	$0.0401	-0.5%	$0.0394	1.3%	$0.0399	$0.0401	-0.5%	$0.0394	1.3%

NYSE Listed (Tape A) Issues[4]

Handled Volume [5]	1,115	1,134	-1.7%	1,490	-25.2%	69,126	71,463	-3.3%	93,849	-26.3%	1,207	1,607	-24.9%	301,769	404,910	-25.5%
Matched Volume [6]	1,069	1,078	-0.9%	1,412	-24.3%	66,250	67,921	-2.5%	88,942	-25.5%	1,147	1,523	-24.7%	286,785	383,863	-25.3%
Total NYSE Listed Consolidated Volume	3,405	3,412	-0.2%	4,172	-18.4%	211,117	214,981	-1.8%	262,852	-19.7%	3,659	4,370	-16.3%	914,654	1,101,268	-16.9%

Share of Total Consolidated Volume
Handled Volume [5]	32.7%	33.2%		35.7%		32.7%	33.2%		35.7%		33.0%	36.8%		33.0%	36.8%
Matched Volume [6]	31.4%	31.6%		33.8%		31.4%	31.6%		33.8%		31.4%	34.9%		31.4%	34.9%

NYSE Arca, MKT and Regional (Tape B) Listed Issues

Handled Volume [5]	225	222	1.1%	372	-39.7%	13,928	14,005	-0.5%	23,458	-40.6%	248	381	-35.0%	61,957	96,040	-35.5%
Matched Volume [6]	208	202	2.8%	335	-38.0%	12,889	12,741	1.2%	21,120	-39.0%	225	343	-34.6%	56,127	86,460	-35.1%
Total NYSE Arca & NYSE MKT Listed Consolidated Volume	971	939	3.3%	1,452	-33.1%	60,182	59,184	1.7%	91,461	-34.2%	1,055	1,474	-28.4%	263,832	371,409	-29.0%

Share of Total NYSE Arca & NYSE MKT Listed Consolidated Volume
Handled Volume [5]	23.1%	23.7%		25.6%		23.1%	23.7%		25.6%		23.5%	25.9%		23.5%	25.9%
Matched Volume [6]	21.4%	21.5%		23.1%		21.4%	21.5%		23.1%		21.3%	23.3%		21.3%	23.3%

Nasdaq Listed Issues (Tape C)

Handled Volume [5]	211	227	-6.8%	271	-22.0%	13,104	14,289	-8.3%	17,066	-23.2%	230	295	-21.8%	57,612	74,274	-22.4%
Matched Volume [6]	189	196	-3.8%	234	-19.4%	11,688	12,342	-5.3%	14,727	-20.6%	199	254	-21.6%	49,756	63,941	-22.2%
Total Nasdaq Listed Consolidated Volume	1,736	1,661	4.5%	1,854	-6.4%	107,620	104,663	2.8%	116,830	-7.9%	1,749	2,022	-13.5%	437,168	509,421	-14.2%

Share of Total Nasdaq Listed Consolidated Volume
Handled Volume [5]	12.2%	13.7%		14.6%		12.2%	13.7%		14.6%		13.2%	14.6%		13.2%	14.6%
Matched Volume [6]	10.9%	11.8%		12.6%		10.9%	11.8%		12.6%		11.4%	12.6%		11.4%	12.6%

Exchange-Traded Funds[5,7]

Handled Volume [5]	213	205	3.9%	359	-40.7%	13,193	12,903	2.3%	22,619	-41.7%	233	360	-35.4%	58,195	90,741	-35.9%
Matched Volume [6]	197	186	5.9%	323	-38.9%	12,229	11,739	4.2%	20,350	-39.9%	211	324	-34.9%	52,682	81,632	-35.5%
Total ETF Consolidated Volume	940	890	5.6%	1,433	-34.4%	58,263	56,048	4.0%	90,268	-35.5%	1,020	1,420	-28.2%	255,004	357,841	-28.7%

Share of Total ETF Consolidated Volume
Handled Volume [5]	22.6%	23.0%		25.1%		22.6%	23.0%		25.1%		22.8%	25.4%		22.8%	25.4%
Matched Volume [6]	21.0%	20.9%		22.5%		21.0%	20.9%		22.5%		20.7%	22.8%		20.7%	22.8%

[1]	Data includes currency products.
[2]	Includes trading activities for Bclear, NYSE Liffe’s service for Equity OTC derivatives.
[3]	Includes trading in U.S. equity options contracts, not equity-index options.
[4]	Includes all volume executed in NYSE Euronext’s U.S. crossing sessions.
[5]

Represents the total number of shares of equity securities and ETFs internally matched on the NYSE Euronext’s U.S. exchanges or routed to and executed at an external market center. NYSE Arca routing includes odd-lots.

[6]	Represents the total number of shares of equity securities and ETFs executed on the NYSE Euronext’s U.S. exchanges.
[7]	Data included in previously identified categories.
*	ADVs calculated with the appropriate number of NYSE Liffe U.S. trading days.

Source: NYSE Euronext, Options Clearing Corporation and Consolidated Tape as reported for equity securities.

All trading activity is single-counted, except European cash trading which is double counted to include both buys and sells.

NYSE Euronext

Selected Statistical Data:

Other Operating Statistics

	Three Months Ended			Full Year
(Unaudited)	Dec. 31, 2012	Sept. 30, 2012	Dec. 31, 2011	2012	2011

NYSE Euronext Listed Issuers

NYSE Listed Issuers

Issuers listed on U.S. Markets[1]	2,939	2,951	2,947	2,939	2,947
Number of new issuer listings[1]	70	44	43	296	426
Capital raised in connection with new listings ($millions)[2]	$5,971	$5,865	$4,079	$21,415	$27,388

Euronext Listed Issuers

Issuers listed on Euronext[1]	893	906	932	893	932
Number of new issuer listings[3]	14	6	12	40	59
Capital raised in connection with new listings ($millions)[2]	$36	$3	$7	$3,436	$213

NYSE Euronext Market Data

NYSE Market Data[4]

Share of Tape A revenues (%)	41.6%	41.4%	43.0%	41.1%	45.2%
Share of Tape B revenues (%)	26.9%	27.2%	29.3%	27.0%	30.2%
Share of Tape C revenues (%)	14.4%	15.4%	17.5%	15.1%	18.6%
Professional subscribers (Tape A)	337,988	356,210	371,878	337,988	371,878

Euronext Market Data

Number of terminals	209,686	211,850	226,282	209,686	226,282

NYSE Euronext Operating Expenses

NYSE Euronext employee headcount

NYSE Euronext headcount[5]	3,079	3,061	3,077	3,079	3,077

NYSE Euronext Financial Statistics

NYSE Euronext foreign exchange rate

Average €/US$ exchange rate	$1.298	$1.252	$1.348	$1.286	1.392
Average £/US$ exchange rate	$1.606	$1.581	$1.573	$1.585	1.604

[1]

Figures for NYSE listed issuers include listed operating companies, special-purpose acquisition companies and closed-end funds listed on the NYSE and NYSE MKT and do not include NYSE Arca or structured products listed on the NYSE. There were 1,370 ETPs exclusively listed on NYSE Arca as of December 31, 2012. There were 402 corporate structured products listed on the NYSE as of December 31, 2012.

Figures for new issuer listings include NYSE new listings (including new operating companies, special-purpose acquisition companies and closed-end funds listing on NYSE) and new ETP listings on NYSE Arca (NYSE MKT is excluded). Figures for Euronext present the operating companies were listed on Euronext and do not include NYSE Alternext, Free Market, closed-end funds, ETFs and structured product (warrants and certificates). As of December 31, 2012, 180 companies were listed on NYSE Alternext, 262 on Free Market and 676 ETPs were listed on NextTrack.
[2]

Euronext figures show capital raised in millions of dollars by operating companies listed on Euronext, NYSE Alternext and Free Market and do not include closed-end funds, ETFs and structured products (warrants and certificates). NYSE figures show capital raised in millions of dollars by operating companies listed on NYSE and NYSE Arca and do not include closed-end funds, ETFs and structured products.

[3]	Euronext figures include operating companies listed on Euronext, NYSE Alternext and Free Market and do not include closed-end funds, ETFs and structured products (warrants and certificates).
[4]

“Tape A” represents NYSE listed securities, “Tape B” represents NYSE Arca and NYSE MKT listed securities, and “Tape C” represents Nasdaq listed securities. Per Regulation NMS, as of April 1, 2007, share of revenues is derived through a formula based on 25% share of trading, 25% share of value traded, and 50% share of quoting, as reported to the consolidated tape. Prior to April 1, 2007, share of revenues for Tape A and B was derived based on number of trades reported to the consolidated tape, and share of revenue for Tape C was derived based on an average of share of trades and share of volume reported to the consolidated tape. The consolidated tape refers to the collection and dissemination of market data that multiple markets make available on a consolidated basis. Share figures exclude transactions reported to the FINRA/NYSE Trade Reporting Facility.

[5]	Headcount for full year 2012 includes 99 employees in connection with the recent acquisition of Corpedia.

Source: NYSE Euronext, Options Clearing Corporation and Consolidated Tape as reported for equity securities.